Exhibit 20.6
Page 1 of 3

Navistar Financial 1995-B Owner Trust
For the Month of March 1996
Distribution Date of April 15, 1996

Original Pool Amount                  $454,499,683.43
Subsequent Receivables                 $70,451,789.39

Beginning Pool Balance                $462,618,416.17
Beginning Pool Factor                       0.8812594

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $12,685,900.15
  Interest Collected                    $3,968,288.99

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $521,615.37
Total Additional Deposits                 $521,615.37
Repos/Chargeoffs                        $1,013,486.59
Aggregate Number of Notes Charged Off              57

Total Available Funds                  $17,175,804.51
Ending Pool Balance                   $448,919,029.43
Ending Pool Factor                          0.8551629

Servicing Fee                             $385,515.35

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $25,548,933.80
  Target Percentage                              5.50%
  Target Balance                       $24,690,546.62
  Minimum Balance                      $11,023,980.93
  (Release)/Deposit                      $(858,387.18)
  Ending Balance                       $24,690,546.62

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           2,849,273.63    1,841
    31-60 days                             475,041.74      350
    60+ days                               145,087.89       51

    Total                                3,469,403.26    1,842

  Balances:
    60+ days                             3,172,452.55       51

Memo Item - Reserve Account
  Initial Deposit                      $25,444,012.89
  + Invest. Income                         104,920.91
  + Transfer to Collections Account              0.00
    Beginning Balance                  $25,548,933.80

Exhibit 20.6
Page 2 of 3

Navistar Financial 1995-B Owner Trust
For the Month of March 1996

                                                                   NOTES

                                      TOTAL        CLASS A-1        CLASS A-2        CLASS A-3      CERTIFICATES
Original
 Pool Amount Dist.:            $525,000,000.00  $122,300,000.00  $100,000,000.00  $284,325,000.00  $18,375,000.00
 Distribution Percentages                               100.00%            0.00%            0.00%           0.00%
 Coupon                                                  5.750%           5.940%           6.050%          6.220%

Beginning Pool Balance         $462,618,416.17
Ending Pool Balance            $448,919,029.43
Collected Principal             $12,685,900.15
Collected Interest               $3,968,288.99
Charge-Offs                      $1,013,486.59
Liquidation Proceeds/Recoveries    $521,615.37
Servicing                          $385,515.35
Cash Transfer from Reserve Acct          $0.00
  Total Collections Available
    for Debt Service            $16,790,289.16

Beginning Balance              $462,618,416.17   $59,918,416.17  $100,000,000.00  $284,325,000.00  $18,375,000.00

Interest Due                     $2,310,824.71      $287,109.08      $495,000.00    $1,433,471.88      $95,243.75
Interest Paid                    $2,310,824.71      $287,109.08      $495,000.00    $1,433,471.88      $95,243.75
Principal Due                   $13,699,386.74   $13,699,386.74            $0.00            $0.00           $0.00
Principal Paid                  $13,699,386.74   $13,699,386.74            $0.00            $0.00           $0.00

Ending Balance                 $448,919,029.43   $46,219,029.43  $100,000,000.00  $284,325,000.00  $18,375,000.00
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                   0.3779           1.0000           1.0000          1.0000

Total Distributions             $16,010,211.45   $13,986,495.82      $495,000.00    $1,433,471.88      $95,243.75

Interest Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                      $0.00            $0.00            $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve) $0.00            $0.00            $0.00            $0.00           $0.00

Excess Servicing                 $  780,077.71

Beginning Reserve Account
  Balance                       $25,548,933.80
(Release)/Draw                    $(858,387.18)
Ending Reserve Account Balance  $24,690,546.62

Memo Item - Advances:
 Servicer Advances - Current Month $179,313.96
 Total Outstanding Servicer
  Advances                       $4,292,148.03

Exhibit 20.6
Page 3 of 3

Navistar Financial 1995-B Owner Trust
For the Month of March 1996

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                 5                4                3                2                1
                              Nov 1995         Dec 1995         Jan 1996         Feb 1996         Mar 1996

Beg. Pool Balance        $443,102,129.03  $501,525,322.41  $486,431,505.52  $473,707,871.41  $462,618,416.17

A) Loss Trigger:
Principal of Contracts
  Charged off                $174,400.41      $330,454.47      $562,958.34      $630,891.07    $1,013,486.59
Recoveries                         $0.00       $83,740.91      $316,658.03      $112,457.85      $521,615.37

Total Charged off
  (Months 5,4,3)           $1,067,813.22
Total Recoveries
  (Months 3,2,1)              950,731.25
Net Loss/(Recoveries)
  for 3 Mos.                 $117,081.97(a)

Total Balance
  (Months 5,4,3)       $1,431,058,956.96(b)

Loss Ratio [(a/b)(12)]           0.0982%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                 $1,584,516.56    $3,656,676.58    $3,172,452.55
  As % of Beginning
    Pool Balance                                                  0.32574%         0.77193%         0.68576%
  Three Month Average                                             0.22825%         0.44832%         0.59448%

Trigger:
  Is Average> 2.0%                   No




Navistar Financial Corporation


by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer